                                                                      EXHIBIT 12

                  TRANSCONTINENTAL GAS PIPE LINE CORPORATION

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                ($ thousands)


                                                                              POST-ACQUISITION
                                                             -----------------------------------------------------
                                                                                                    FOR THE PERIOD
                                                                FOR THE            FOR THE            JANUARY 18,
                                                             QUARTER ENDED       YEAR ENDED            1995, TO
                                                                MARCH 31,        DECEMBER 31,         DECEMBER 31,
                                                                  1997              1996                  1995
                                                                --------          --------              --------
             Description
             -----------
Earnings Available for Fixed Charges:

   Net Income (Loss) . . . . . . . . . . . . . . . . . .        $ 27,671          $ 95,543              $ 86,589
      Plus   -Interest expense, portion of rents
              representative of the interest factor
              and amortization of debt expense,
              discount and premium . . . . . . . . . . .          18,293            69,189                61,947
             -Federal income taxes . . . . . . . . . . .          15,704            88,927                66,819
             -Deferred federal income taxes  . . . . . .            (102)          (37,613)              (17,404)
             -State and municipal income taxes . . . . .           2,063             7,299                 5,063
                                                                --------          --------              --------
                Total  . . . . . . . . . . . . . . . . .        $ 63,629          $223,345              $203,014
                                                                ========          ========              ========

   Fixed Charges
        Interest on long-term debt . . . . . . . . . . .        $ 13,673          $ 56,623              $ 52,214
        Other interest expense . . . . . . . . . . . . .           3,455            10,509                 3,215
        Portion of rents representative of
           interest factor . . . . . . . . . . . . . . .           1,678             7,504                 7,836
        Amortization of debt expenses, discount
           and premium . . . . . . . . . . . . . . . . .             (66)           (3,294)                  334
                                                                --------          --------              --------
                Total  . . . . . . . . . . . . . . . . .        $ 18,740          $ 71,342              $ 63,599
                                                                ========          ========              ========

   Ratio of Earnings to Fixed Charges  . . . . . . . . .            3.40              3.13                  3.19



                                                                                     PRE-ACQUISITION
                                                             -----------------------------------------------------------------
                                                             FOR THE PERIOD
                                                             JANUARY 1, 1995                YEARS ENDED DECEMBER 31,
                                                             TO JANUARY 17,       --------------------------------------------
                                                                  1995              1994               1993             1992
                                                                --------          --------           --------          -------
             Description
             -----------
Earnings Available for Fixed Charges:

   Net Income (Loss) . . . . . . . . . . . . . . . . . .        $ (9,662)         $110,726           $ 94,225           $ 73,543
      Plus   -Interest expense, portion of rents
              representative of the interest factor
              and amortization of debt expense,
              discount and premium . . . . . . . . . . .           3,156            72,373             74,259             84,520
             -Federal income taxes . . . . . . . . . . .          (2,734)           72,364             38,593             53,180
             -Deferred federal income taxes  . . . . . .           4,577           (23,669)             1,767            (25,353)
             -State and municipal income taxes . . . . .             466             9,038              8,981              6,152
                                                                --------          --------           --------           --------
                Total  . . . . . . . . . . . . . . . . .        $ (4,197)         $240,832           $217,825           $192,042
                                                                ========          ========           ========           ========

   Fixed Charges
        Interest on long-term debt . . . . . . . . . . .        $  2,472          $ 54,126           $ 55,899             61,367
        Other interest expense . . . . . . . . . . . . .             125             5,201              6,569             11,360
        Portion of rents representative of
           interest factor . . . . . . . . . . . . . . .             593            13,426             11,992             11,946
        Amortization of debt expenses, discount
           and premium . . . . . . . . . . . . . . . . .              48             1,044              1,011              1,056
                                                                --------          --------           --------           --------
                Total  . . . . . . . . . . . . . . . . .        $  3,238          $ 73,797           $ 75,471           $ 85,729
                                                                ========          ========           ========           ========

   Ratio of Earnings to Fixed Charges  . . . . . . . . .              (a)             3.26               2.89               2.24


----------------------
(a) Earnings were inadequate to cover fixed charges for the period January 1, 1995 to January 17, 1995 by $7.4 million.


        For the purpose of the ratio (i) earnings consist of income or loss before fixed charges and income taxes for the Company, and (ii) fixed charges consist of interest and debt expense on all indebtedness (without reduction for interest capitalized) and that portion of rental payments on operating leases estimated to represent an interest factor for the Company.